Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-153348 of our reports dated March 1, 2010, relating to the financial statements and financial statement schedules of Flagstone Reinsurance Holdings, S.A. (formerly Flagstone Reinsurance Holdings Limited) and the effectiveness of Flagstone Reinsurance Holdings, S.A. (formerly Flagstone Reinsurance Holdings Limited)’s internal control over financial reporting.

/s/ Deloitte & Touche

Hamilton, Bermuda

May 19, 2010